                                                                   Exhibit 9.2

                              VOTING AGREEMENT

                       (BEACON PROPERTIES CORPORATION)


     THIS VOTING AGREEMENT (this "Agreement") is entered into as of September 15, 1997 by and among Equity Office Properties Trust, a Maryland real estate investment trust ("EOP"), EOP Operating Limited Partnership, a Delaware limited partnership ("EOP PARTNERSHIP"), and each of the undersigned shareholders of Beacon Properties Corporation, a Maryland corporation ("BEACON"), and/or limited partners in Beacon Properties, L.P., a Delaware limited partnership (the "BEACON PARTNERSHIP") (such shareholders and/or limited partners each individually referred to herein as a "BEACON SECURITYHOLDER" and collectively as the "BEACON SECURITYHOLDERS");

     WHEREAS, EOP, EOP Partnership, Beacon and Beacon Partnership have entered into an Agreement and Plan of Merger dated as of September 15, 1997 (the "MERGER AGREEMENT") pursuant to which Beacon will be merged with and into EOP (the "MERGER") and EOP shall be the survivor of the Merger and Beacon Partnership will be merged with and into EOP Partnership pursuant to which EOP Partnership will be the survivor of the Partnership Merger (all capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement);

     WHEREAS, approximately one and three-tenths percent (1.3 %) of the beneficial and record ownership of the issued and outstanding shares of common stock, $.01 par value per share, of Beacon (the "BEACON SHARES") are held by the Beacon Securityholders; and

     WHEREAS, approximately three and six-tenths percent (3.6 %) of the beneficial and record ownership of the issued and outstanding units of limited partnership interest in Beacon Partnership ("BEACON OP UNITS") are held by the Beacon Securityholders;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DISPOSITION OF BEACON SHARES AND BEACON OP UNITS

     Each Securityholder agrees, for the period from the date hereof through the record date for the Meeting (as defined below) at which the Merger is to be considered or the date on which the Merger Agreement terminates, whichever is earlier (such period hereinafter referred to as the "TERM"), that such Securityholder will not (except with regard to those Beacon Shares as Beacon OP Units described in Schedule 1 hereto which are subject to existing pledge or other security agreements), directly or indirectly, (a) sell, transfer, pledge, encumber, assign or otherwise dispose of , or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any Beacon Shares or Beacon OP Units, (b) grant any proxies, deposit any Beacon Shares or Beacon OP




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Units into a voting trust or enter into a voting agreement with respect to any Beacon Shares or Beacon OP Units, or tender any Beacon Shares or Beacon OP Units in a transaction other than the Merger, or (c) take any action which is intended to have the effect of preventing or disabling the Beacon Securityholder from performing its obligations under this Agreement; provided, however, that nothing herein shall prevent the sale, transfer or pledge of any of such EOP Shares, provided that the purchaser, transferee or pledgee thereof agrees in writing to be bound by the terms of this Agreement.

SECTION 2. VOTING

     (a) Each Beacon Securityholder agrees, during the Term, to cast all votes attributable to Beacon Shares now and hereafter beneficially owned by such Beacon Securityholder at any annual or special meeting of shareholders of Beacon, including any adjournments or postponements thereof (a "MEETING"), (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms of the Merger Agreement approved by the board of directors of Beacon), and (b) against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Merger.

     (b) Each Beacon Securityholder agrees, during the Term, to cast all votes attributable to Beacon OP Units now and hereafter beneficially owned by such Beacon Securityholder at any meeting of Beacon Securityholders at which, and in connection with any written consent with respect to which, such Beacon Securityholder is entitled to vote, (a) in favor of the Partnership Merger and the transactions contemplated thereby (including any amendments or modifications of the terms of the Merger Agreement approved by the board of directors of Beacon), and (b) against approval or adoption of any action or agreement (other than the Merger Agreement or the transactions contemplated thereby) that would impede, interfere with, delay, postpone or attempt to discourage the Partnership Merger.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF THE BEACON SECURITYHOLDERS

     Each of the Beacon Securityholders represents and warrants to EOP as follows:

     (a) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any court order, judgment or decree applicable to such Beacon Securityholder, or conflict with or result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any contract or agreement to which such Beacon Securityholder is a party or by which such Beacon Securityholder is bound or affected, which conflict, violation, breach or default would materially and adversely affect such Beacon Securityholder's ability to perform this Agreement.

     (b) Such Beacon Securityholder is not required to give any notice or make any report or other filing with any governmental authority in connection with the execution or



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delivery of this Agreement or the performance of such Beacon
Securityholder's obligations hereunder and no waiver, consent, approval or authorization of any governmental or regulatory authority or any other person or entity is required to be obtained by such Beacon Securityholder for the performance of such Beacon Securityholder's obligations hereunder, other than where the failure to make such filings, give such notices or obtain such waivers, consents, approvals or authorizations would not materially and adversely affect such Beacon Securityholder's ability to perform this Agreement.

     (c) Beacon Shares and Beacon OP Units set forth opposite the name of such Beacon Securityholder on Schedule 1 hereto are the only Beacon Shares and Beacon OP Units owned beneficially or of record by such Beacon Securityholder or over which such person exercises voting control.

SECTION 4. UNDERSTANDING OF THIS AGREEMENT

     Each Beacon Securityholder has carefully read this Agreement and has discussed its requirements, to the extent such Beacon Securityholder believes necessary, with its counsel (which may be counsel to Beacon). The undersigned further understands that the parties to the Merger Agreement will be proceeding in reliance upon this Agreement.

SECTION 5. DESCRIPTIVE HEADINGS

     The descriptive headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 6. COUNTERPARTS

     This Agreement may be executed in counterparts, each of which when so executed and delivered shall be an original, but all of such counterparts shall together constitute one and the same instrument.

SECTION 7. ENTIRE AGREEMENT; ASSIGNMENT

     This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise.

SECTION 8. GOVERNING LAW

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

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SECTION 9. SPECIFIC PERFORMANCE

     The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 10. PARTIES IN INTEREST

     This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

SECTION 11. AMENDMENT; WAIVERS

     This Agreement shall not be amended, altered or modified except by an instrument in writing duly executed by each of the parties hereto. No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence thereto. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto, unless made in writing and signed by the party against whom enforcement of such waiver is sought, and then only to the extent expressly specified therein.

SECTION 12. CONFLICT OF TERMS

     In the event any provision of this Agreement is directly in conflict with, or inconsistent with, any provision of the Merger Agreement, the provision of the Merger Agreement shall control.

                [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]



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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                    EQUITY OFFICE PROPERTIES TRUST

                                    By: /s/ Stanley M. Stevens
                                       ----------------------------------------
                                    Name: Stanley M. Stevens
                                    Title: EVP - Chief Legal Counsel

                                    EOP OPERATING LIMITED PARTNERSHIP

                                    By: Equity Office Properties Trust, its
                                    general partner

                                           By: /s/ Stanley M. Stevens
                                              ---------------------------------
                                           Name: Stanley M. Stevens
                                           Title: EVP - Chief Legal Counsel

                                    BEACON PROPERTIES CORPORATION


                                    By: /s/ William A. Bonn
                                       ----------------------------------------
                                    Name: William A. Bonn
                                    Title: General Counsel

                                    BEACON PROPERTIES, L.P.

                                    By: Beacon Properties Corporation, its
                                    general partner

                                           By: /s/ William A. Bonn
                                              ---------------------------------
                                           Name: William A. Bonn
                                           Title: General Counsel


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                                 Schedule 1




SECURITYHOLDER                      # UNITS                # SHARES
--------------                      -------                --------

---------------







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     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Voting Agreement, or have caused this Voting Agreement to be duly executed and delivered in their names and on their behalf, as of the date first written above.

                                    THE BONNYBROOK TRUST

                                    By: /s/ ALAN M. LEVENTHAL
                                        ---------------------------------------
                                        Name: Alan M. Leventhal
                                              ---------------------------------
                                                 As Trustee

                                    THE BONNYBROOK TRUST

                                    By: /s/ ALAN M. LEVENTHAL
                                        ---------------------------------------
                                        Name: Alan M. Leventhal
                                              ---------------------------------
                                                 As Trustee

                                    THE DARTMOUTH TRUST

                                    By: /s/ MARK S. LEVENTHAL
                                        ---------------------------------------
                                        Name: Mark S. Leventhal
                                              ---------------------------------
                                                 As Trustee

                                    THE DARTMOUTH TRUST

                                    By: /s/ ALAN M. LEVENTHAL
                                        ---------------------------------------
                                        Name: Alan M. Leventhal
                                              ---------------------------------
                                                 As Trustee

                                    HOMATT LIMITED PARTNERSHIP

                                    By: /s/ ALAN M. LEVENTHAL
                                        ---------------------------------------
                                        Alan M.  Leventhal
                                        General Partner

                                    By: /s/ PAULA L. SIDMAN
                                        ---------------------------------------
                                        Paula L. Sidman
                                        General Partner

                                    JERAL LIMITED PARTNERSHIP

                                    By: /s/ MARK S. LEVENTHAL
                                        ---------------------------------------
                                        Mark S.  Leventhal
                                        General Partner

                                    By: /s/ PAULA L. SIDMAN
                                        ---------------------------------------
                                        Paula L. Sidman
                                        General Partner



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                                    THE LEVENTHAL FAMILY
                                    LIMITED PARTNERSHIP

                                    By: /s/ ALAN M. LEVENTHAL
                                        ---------------------------------------
                                        Name: Alan M. Leventhal
                                              ---------------------------------
                                        Title:

                                    By: /s/ MARK S. LEVENTHAL
                                        ---------------------------------------
                                        Name: Mark S. Leventhal
                                              ---------------------------------
                                        Title:

                                    PICKWICK TRUST

                                    By: /s/ ALAN M. LEVENTHAL
                                        ---------------------------------------
                                        Name: Alan M. Leventhal
                                              ---------------------------------
                                         As Trustee

                                    By: /s/ MARK S. LEVENTHAL
                                        ---------------------------------------
                                        Name: Mark S. Leventhal
                                              ---------------------------------
                                                As Trustee

                                    TRIDON LIMITED PARTNERSHIP

                                    By: /s/ ALAN M. LEVENTHAL
                                        ---------------------------------------
                                        Alan M.  Leventhal
                                        General Partner

                                    By: /s/ PAULA L. SIDMAN
                                        ---------------------------------------
                                        Paula L. Sidman
                                        General Partner

                                    WYKEHAM TRUST

                                    By: /s/ EDWIN SIDMAN
                                        ---------------------------------------
                                        Name: Edwin Sidman
                                              ---------------------------------
                                                As Trustee

                                    By: /s/ MARK S. LEVENTHAL
                                        ---------------------------------------
                                        Name: Mark S. Leventhal
                                              ---------------------------------
                                                As Trustee

                                    /s/ ALAN LEVENTHAL
                                    -------------------------------------------
                                    Alan Leventhal


                                    /s/ MARK LEVENTHAL
                                    -------------------------------------------
                                    Mark Leventhal





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                                    /s/ NORMAN LEVENTHAL
                                    -------------------------------------------
                                    Norman Leventhal



                                    /s/ EDWIN SIDMAN
                                    -------------------------------------------
                                    Edwin Sidman



                                    /s/ PAULA SIDMAN
                                    -------------------------------------------
                                    Paula Sidman